Exhibit 10.3/A

FIRST AMENDMENT TO SHOP LEASE

This First Amendment to Shop Lease (the “First Amendment”) is made as of March, 2007 by and between Spectrum Pointe, LLC I and Spectrum Pointe LLC II (the “Landlord”) and Bajio Corporation, LLC (the “Tenant”).

WHEREAS, the Landlord, is the successor-in-interest to RimRock Holdings, LLC (the “former Landlord”) and Tenant are parties to that certain written lease dated April, 2006, (the “Lease”), concerning the premises in The Shops at Spectrum Pointe, (the “Center”) located at 1460 S. Entertainment Avenue, Boise, Idaho and consisting of approximately 2,820 rentable square feet (the “Premises”); and

WHEREAS, Landlord and Tenant now wish to amend the Lease to provide for the following changes:

AMENDMENTS

NOW, THEREFORE, for valuable consideration given, Landlord and Tenant agree to amend the Lease as follows:

1.	The size of the Premises shall be approximately 2,380 SF.
2.	The “Minimum Monthly Rent” shall be $5,156.67 ($26.00 per sq. ft.) for Years One (1) through Five (5), and $5,672.33 ($28.60 per sq. ft.) for Years Six (6) through Ten (10).
3.

This First Amendment and all of the covenants, conditions, provisions and restrictions therein contained shall inure to the benefit of and be binding upon the theirs, executors, administrators, devisees, legates, personal representatives, successor and assigns, respectively, of both the Landlord and Tenant and Assignee.

Except as modified herein, all of the terms, conditions and covenants of the existing Lease and any previous amendments thereto shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first hereinafter stated.

LANDLORD	TENANT
Spectrum Pointe, LLC II	Bajio Corporation, LLC

and Spectrum Pointe, LLC II

By: /s/ John A. Christen	By: /s/ Ryan Overton
Name: John A. Christen	Name: Ryan Overton
Title: Manager	Title: Owner

TRIPLE NET LEASE Between

Rimrock Holdings, LLC

a Utah Limited Liability Company

as Landlord and

Bajio Corporation.

a

as Tenant

Dated: April	2006

Tenant agrees to Lease the following property from Landlord:

7910 West Overland Road

Boise. Idaho 83709

As of April 06 City Changed Address

May 13 -06

New Address

1460 So. Entertainment Ave

Boise Idaho 83709

TRIPLE NET LEASE

THIS LEASE (hereinafter "Lease") is made and entered into as of the day of April_. 2006, by and between Rimrock Holdings, LLC, a Utah Limited Liability Company ("Landlord"), and Bajio Corporation . a (the "Tenant"), sometimes collectively referred to herein as the "Parties" or individually as a "Party.*'

1.          PREMISES. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord those certain premises outlined and labeled "Site" on Exhibit A attached hereto and incorporated herein by reference ("Premises"). The Premises contains approximately Two thousand eight hundred and twenty (2,820) square feet of floor area, and is comprised of the space labeled "YTBD" [SUITE/SPACE #, IF APPLICABLE] on Exhibit A. The address of the Premises is" 7910 W. Overland Road, Boise, Idaho 83709, The Premises is part of certain properly located within the Spectrum Pointe Shopping Center ("Shopping Center").

2.          UNDERLYING AGREEMENTS. As between Landlord and Tenant and notwithstanding any .other provision in this Lease, Tenant hereby assumes and agrees to be bound by and to perform all of the covenants, obligations, and agreements of the Landlord, as set forth in any agreements of record with respect to the Premises and by any terms and limitations imposed upon Landlord as the owner thereunder. Tenant shall indemnify, defend (with counsel acceptable to Landlord), and hold Landlord and its Related Parties (as hereafter defined) harmless for, from and against any and all claims, demands, liabilities, obligations, damages, penalties, causes of action, costs and expenses, including attorneys' fees and expenses, imposed upon, incurred by or asserted against Landlord or any of Landlord's Related Parties which arise out of any violations under any agreements of record occurring as a result of the acts or omissions of Tenant or any of Tenant's Related Parties or any violations by Tenant or any of Tenant's Related Parties of this Lease or which may arise out of or are in any manner connected with Tenant's or any of Tenant's Related Parties' use and occupancy of the Premises pursuant to this Lease, a breach by Tenant of tins Lease 'or a breach by Tenant of the provisions of any agreements of record. Notwithstanding any contrary term or provision contained in this Lease or in any agreements of record, it is expressly agreed that Tenant shall not use or occupy the Premises in a manner contrary to or inconsistent with any of the provisions of any agreements of record. As used in this-Lease, "Related Parties" means the officers, directors, shareholders, managers, members, partners, employees, agents, successors, assigns, contractors, and invitees of a particular person or entity or affiliates of such entity.

3.	TERM.

3.1Original Term.The term of this Lease (“Term") shall be for approximately Ten, (10) years commencing on the date of this Lease and shall expire at midnight on YTBD, unless earlier terminated by Landlord pursuant to the terms of this Lease.

3.2        Extended Term. Subject to the terms of this Lease, Tenant, at its option, may extend the term of this Lease for One (1) separate and additional consecutive periods of five (5) years each (each an "Extended Term"), so long as Tenant does not default under this Lease during the preceding original term or Extended Term. Each such Extended Term shall be on the same terms and conditions (except for rent and except as provided herein) set forth in this Lease. Bach option to extend shall be exercised by Tenant giving written notice to Landlord at least One Hundred and Twenty (120) days prior to the expiration of the preceding original term or any Extended Term. Upon such exercise, this Lease shall be deemed to be extended without the execution of any further lease or other instrument

Notwithstanding the foregoing, Tenant's right to exercise an option for an Extended Term is expressly conditioned on each of the following:

(i) during the three hundred sixty (360) day period ending on the last day Tenant might otherwise elect to extend pursuant to this Lease, Landlord shall not have given Tenant notice of monetary default under this Lease;

(ii) during the five (5) year period ending on the last day Tenant might otherwise elect to extend pursuant to this Lease, Landlord shall not have given Tenant more than two (2) notices of monetary default under this Lease; and

(iii) at the time Tenant attempts to exercise an option to extend pursuant to this Lease, Tenant shall not be in default under this Lease, OP if in default, shall not fail to cure such default after notice and expiration of the applicable cure period.

If any of the foregoing conditions are not met, then any attempt by Tenant to exercise an option to extend hereunder shall be null and void and this Lease shall terminate on the expiration of the then-current original term or Extended Term. Further, if Tenant is in default beyond any- applicable cure or grace period(s) on the date an Extended Term is to commence, such Extended Term shall not commence and this Lease shall terminate on the expiration of the then-current original term or Extended Term, as the case may be.

4.         LANDLORD/TENANT WORK: EARLY POSSESSION. "Landlord's Work" as identified in Exhibit "B" will be substantially complete and the Premises will be delivered to Tenant within One hundred and eighty (180) days after the commencement of construction and delivery of this Lease by Landlord to Tenant Subject to the provisions of Article 13 hereof, within Thirty (30) days after Landlord has substantially completed Landlord's Work and delivered the Premises to Tenant, Tenant shall complete its build-out of the Premises, including the complete fixturization thereof (the 'Tenant's Build-out"), all in accordance with plans and specifications approved in writing in advance: (a) by Landlord, which approval shall not be unreasonably withheld; and (b) any third parties as may be required under any agreements of record. Upon approval of Tenant's plans and specifications by Landlord a copy of such approved plans and specifications shall be attached to this Lease as Exhibit "C". In connection with Tenant's Build-out, and provided the same is not prohibited under any agreements of record, Landlord and Tenant acknowledge and agree that Tenant shall he allowed to penetrate the roof membrane of the Premises in such area(a) approved by Landlord; provided, however, that Landlord's roofing contractor shall seal such roof membrane penetration(s) at Tenant's sole cost and expense. If Tenant occupies the Premises prior to the commencement date of the Term tor any. purpose, including, without, limitation, for the purpose of commencing Tenant's Build-out such occupancy shall be at Tenant's risk that the Parties may not enter into this Lease or any other lease, and such occupancy shall be subject to all of the provisions hereof, including rent at the rate set form in Section 5.1, and such occupancy shall not change any of the terms of this Lease including, but not limited to, the termination date.

5.	MINIMUM RENT.

                5.1           Minimum Rent. Commencing on the date Landlord receives certificate of occupancy from the City of Boise. Tenant shall pay directly to Landlord, or Landlord's representative, in advance, without right of offset or demand, on or before the first day of each calendar month of the Term or an Extended Term, as the case may be, "minimum rent" as follows:

(i) For the first 5 years (Lease Commencement year through year five (5).) of the Term, the sum of Sixty Seven Thousand Six Hundred Eighty Dollars United States Dollars ($67,680.00) payable in equal monthly installments of Five Thousand Six Hundred Forty Dollars ($ 5,640.00).

(ii) For the next Five (5) Years (Year five (5) through year ten (10) of. the Lease), the sum of the sum of Seventy Four Thousand Four Hundred Forty-Eight United States Dollars ($74,448.00) payable in equal monthly installments of Six Thousand Two Hundred Four United States Dollars ($6,204.00).

(iii) For each year of the First Extended Term, the Minimum Rent shall increase 2% annually from the Minimum Rent Rate at the day of such Extension.

                5.2      Proration of Rent. In the event the Term of this Lease commences or ends on a day other man the first or last day of a calendar month, the minimum rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the number of days in that calendar month, and such minimum rent shall be paid at the commencement of such partial month.

6.	GROSS SALES REPORTS. THIS HAS BEEN INTENTIONALLY DELETED

7.          ADDITIONAL RENT. Commencing on the date of this Lease, all amounts which Tenant is required to pay or discharge pursuant to this Lease in addition to the minimum rent, including, but not limited to all sums owed by Tenant to Landlord or paid to third parties by Landlord on behalf of Tenant, together with every fine, penalty, interest and cost which may be added for non-payment or late payment, shall constitute additional rent. Additional rent shall be paid directly to Landlord at the address specified herein, or at such other place as Landlord may designate in writing. If Tenant fails to pay or discharge any additional rent, Landlord shall have all rights, powers and remedies provided herein and/or by law as in the case of non-payment of rent

8.          PAYMENT OF RENT. All minimum rent and additional rent (sometimes collectively referred to herein as "rent" or "rental") shall be paid by Tenant to Landlord in lawful money of the United States of America or in immediately available funds (i.e., cashier's check or money order) prior to notice or demand, at the address stated in the Section entitled "Notices" or to such other person or place as Landlord may designate in writing.

9.         PURPOSE. Subject to the restrictions set forth in this Lease, and die terms of any other agreements of record, the Premises are to be used for General Restaurant Uses and for no other purpose. Tenant shall obtain, at its sole cost and. expense, all necessary permits, authorizations and approvals which may be required of any governmental entity for Tenant's intended use.

10.	PROHIBITED USES: HAZARDOUS MATERIALS.

10.1      Prohibited Uses. The Premises shall not be used for any use which conflicts with any existing declaration of restrictions or covenants or other agreement recorded against or binding upon the Premises or any existing mortgage or deed of trust In addition, the Premises, shall not be used for any use other than the use permitted by Section 9 including,- without limitation, any use- which conflicts with or otherwise violates any exclusive uses granted by Landlord to other tenants, as set forth on Exhibit "D". Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Shopping Center, or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not install, maintain or use an underground storage tank. Tenant shall not do or permit anything to be done which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Premises, the Shopping Center and/or property located therein. Tenant shall promptly pay or reimburse Landlord, as additional rent, the full amount of any additional premium charged Landlord for any insurance policy by reason of Tenant's failure to comply with this Section and/or the Section entitled "Compliance with Law"; provided, mat except in the case of a use by Tenant that is expressly permitted by the terms of this Lease, such reimbursement shall not be Landlord's exclusive remedy, nor shall it limit or compromise any other rights granted Landlord by this Lease or by law or equity. Nothing contained in this Section 10 shall be construed or deemed in any way to increase the scope of Tenant's use set forth in Section 9 of this Lease.

10.2      Hazardous Materials. Additionally, Tenant covenants that Tenant or anyone acting by, through, or under Tenant, including but not limited to Tenant's assignees, subtenants, concessionaires, -licensees, agents, contractors, employees or invitees (collectively 'Tenant's Agents") will not, through its acts or omissions, cause or permit any "Hazardous Materials" (outer than De Minimus Amounts [defined later]) to be placed, held, located, "Released" or disposed of on, under or at the Premises. The term "Hazardous Materials" shall mean any substance or material which is defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "acutely hazardous wastes," "restricted hazardous waste," "toxic substances," petroleum products (including crude oil or any fraction, thereof) or any other chemical, substance or material which is prohibited, limited or regulated under any federal, state or local law, ordinance, regulation, order, permit, license, decree, common law or treaty now or hereafter in force regulating, relating to or imposing liability or standards concerning materials or substances known or suspected to be toxic or hazardous to health and safely, the environment or natural resources ("Environmental Laws"). "De Minimus Amounts" means Hazardous Materials: (i) being stored for future use on the Premises; or (ii) being used on the Premises in such quantities mat as to subsections (i) and (if) of this Section 102, (A) do not constitute a violation of any Environmental Laws, and (B) are customarily employed in, or associated with similar retail businesses as operated by Tenant "De Minimus Amounts" does not include Hazardous Materials being disposed of, generated, manufactured, produced, Released, transported or treated. "Release" means any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, presence, dumping, migrating on or from the Shopping Center or adjacent property, or disposing of Hazardous Materials into the environment

10.3 Notice of Hazardous Materials. Notwithstanding anything else to the contrary herein, in the event any Hazardous Materials are discovered on, under or at. the Premises (whether or not such caused by an act or omission of Tenant or Tenant's Agents), Tenant shall immediately notify Landlord of any such discovery. If the Hazardous Materials have been placed, held, located, Released or disposed of at the Premises by the acts or omissions of Tenant or Tenant's Agents (whether such Hazardous Materials are discovered' by Landlord during the term of this Lease or following the termination of the Lease), Tenant shall, at its sole cost and expense, comply with all Environmental Laws to remedy the situation, including, without limitation, promptly conducting a site assessment, taking immediate action required for containment of the Hazardous "Materials, and preparing and implementing a plan for the clean-up of the Hazardous Materials. Landlord may at any time during the term of this Lease upon reasonable prior notice to Tenant (except in the case of emergency) and in a manner so as, to the extent commercially reasonable, to minimize disruption with the conduct of Tenant's business (provided mat Tenant acknowledges mat there- will necessarily be some disruption), and within sixty (60) days after the expiration or termination, of the term of this Lease, inspect the Premises for the existence of Hazardous Materials on the Premises placed, held, located, Released or disposed of by the acts or omissions of Tenant or Tenant's Agents. If Landlord discovers Hazardous Materials on the Premises placed, held, located, Released or disposed of by the acts or omissions of Tenant or Tenant's Agents in violation of applicable Environmental Laws, Tenant shall, at its sole cost and expense, and upon demand of Landlord, reimburse Landlord for its costs to inspect the Premises and comply with Environmental Laws for the removal or remediation of the Hazardous Materials.

• Release and Indemnity. TENANT HEREBY RELEASES, INDEMNIFIES, HOLDS HARMLESS AND AGREES TO DEFEND LANDLORD, AND ITS AFFILIATES, AND THBIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, REPRESENTATTVES AND AGENTS, FROM AND AGAINST ANY AND ALL CLAMS, CAUSES OF ACTION, DAMAGES (INCLUDING, WITHOUT LIMITATION, ALL FORESEEABLE AND UNFORESEEABLE CONSEQUENTIAL DAMAGES, INJUNCTION AND OTHER RELIEF), FINES, JUDGMENTS,

PENALTIES, COSTS, LIABILITIES, LOSSES OR EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND REASONABLE INVESTIGATIVE AND DKCOVBRY COSTS) ARISING PRIOR TO, DURING OR AFTER THE TERM OF THIS LEASE ON ACCOUNT OF OR IN CONNECTION WITH, OR DIRECTLY OR INDIRECTLY ARISING FROM: (A) THE VIOLATION OF ANY ENVIRONMENTAL LAWS BY TENANT OR TENANT'S AGENTS; (B) THE PRESENCE, USE, GENERATION, STORAGE, REMEDIATION, DISPOSAL OR RELEASE OF HAZARDOUS MATERIALS IN, ON, UNDER, OR ABOVE THE SHOPPING CENTER ATTRIBUTABLE TO THE ACTS OR OMISSIONS OF TENANT OR TENANT'S AGENTS; (C) ANY BREACH OF THE REPRESENTATIONS AND WARRANTIES OF TENANT CONTAINED IN THIS SECTION; AND (D) ANY VIOLATION OF THE OBLIGATIONS OF TENANT CONTAINED IN THIS SECTION. WITHOUT LIMITATION OF THE FOREGOING, THIS INDEMNIFICATION SHALL INCLUDE ANY AND ALL COSTS INCURRED DUE TO ANY INVESTIGATIONS OF THE SHOPPING CENTER OR ANY CLEANUP, REMOVAL, REPAIR, REMEDIATION, DETOXIFICATION OR RESTORATION AND THE PREPARATION OF ANY CLOSURE OR. OTHER PLANS REQUIRED OR PERMUTED BY ANY GOVERNMENTAL AUTHORITY, UNLESS THE HAZARDOUS MATERIALS ARE PRBSENT SOLELY AS A RESULT OF THE ACTS OF LANDLORD.

                                                                                                                                                   Tenant's Initials

10.4 Survival. Tenant's representations,- warranties, indemnifications and obligations under this Section shall survive the expiration or termination of this Lease.

11. COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any "Legal Requirements." "Legal Requirements" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of and agreements with all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, including, without limitation, any Environmental Laws, which now or at any time hereafter may be applicable to the Premises or any part thereof. Tenant shall, at its sole cost and expense, promptly comply with all Legal Requirements (and shall so cause the Premises and the business conducted thereon to comply) and requirements of any board of fire underwriters or other similar body now or hereafter constituted in relation to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Legal Requirements shall be conclusive of the fact as between Landlord and Tenant. Tenant shall promptly submit to Landlord copies of all documents, including reports, submissions, notices, orders, directives, findings and correspondence made by Tenant to any person or governmental authority, or given by any governmental authority or person to Tenant. pursuant to Environmental Laws. If any governmental authority requires any repairs, improvements or alterations to be made to the Premises during the Term or any Extended Term, Tenant shall make and pay for such repairs, improvements and alterations. All such repairs, improvements and alterations shall be done in accordance with plans and specifications approved by Landlord.

12. CONDITION OF THE PREMISES. Tenant represents to Landlord mat Tenant has inspected the Premises and Landlord's title thereto prior to the execution and delivery of this Lease and has found the same to be satisfactory for all purposes hereunder and TENANT ACCEPTS THE PREMISES IN THEIR EXISTING CONDITION "AS IS", SUBJECT TO ALL LEGAL REQUIREMENTS, ANY STATE OF FACTS WHICH'AN ACCURATE SURVEY OR. PHYSICAL INSPECTION OF THE PREMISES MIGHT SHOW, WITHOUT WARRANTIES, EITHER EXPRESS OR IMPLIED, "WTTH ALL FAULTS", INCLUDING BUTNOT LIMITED TO BOTH LATENT AND PATENT DEFECTS, AND THE EXISTENCE OF HAZARDOUS MATERIALS, IF ANY. TENANT HEREBY WAIVES ALL WARRANTIES, EXPRESS OK IMPLIED, REGARDING THE TITLE, CONDITION AND USE OF THE PREMISES, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY ORFITNESS FOR A PARTICULAR PURPOSE.

Tenant's Initials

                13. ALTERATIONS. Tenant shall not make or allow to be made any alterations,- additions or improvements (sometimes hereafter referred to as "Alterations") to or of the Premises, or any part thereof, without first obtaining the written consent of Landlord, which consent may be conditioned upon the requirement that upon demand by Landlord on any expiration or earlier termination of this Lease, Tenant shall remove immediately, at Tenant's sole cost and expense, any Alterations and repair and restore the portion of the Premises so altered to its original condition, reasonable wear and tear excepted. Any Alterations approved by Landlord shall be completed in accordance with the terms of this Lease. Unless Landlord requires otherwise, all Alterations remaining as of the expiration or earlier termination of the Term shall become the property of Landlord and-shall be surrendered with the Premises as a part thereof, at the expiration or earlier termination of the Term. Plans setting forth in reasonable detail Tenant's proposed Alterations and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord.
14.	MAINTENANCE AND REPAIR.

14.1 Tenant's Obligations. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, including without limitation, the maintenance and repair of any store front, doors, entrances, vestibules, window casements and glass, showcases, skylights, glazing, heating and air conditioning system (both within or dedicated for the exclusive use of the Premises), plumbing pipes, electrical, wiring and conduits, damage thereto by fire, earthquake or other casualty, act of God, or the elements excepted. If Landlord requests, Tenant shall continuously maintain a service contract on the heating and air conditioning system and provide Landlord with a copy of the same. Such contract shall be with a reputable licensed heating and air conditioning company. In addition, Tenant agrees to sweep and clean and remove all dirt and debris from any sidewalks adjacent to the Premises on a regular basis, as frequently as necessary to keep such areas in a clean and sightly condition, but no less frequently than once a day. If Tenant does not maintain the Premises as required hereunder, following the expiration of any applicable grace or cure period expressly provided in this Lease Landlord may, but need not, do so and Tenant shall upon demand pay Landlord's cost therefor. Tenant hereby waives all right to make repairs at the expense of Landlord as provided under any law, statute, ordinance now or hereafter in effect. Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as when received, broom clean, ordinary wear and tear excepted.

14.2       Landlord's Obligations. Notwithstanding the foregoing, Landlord shall make or cause to be made all necessary repairs to the structural portions of the Premises, unless such repairs are necessitated by the negligence of Tenant or Tenant's Agents. Landlord shall not be required to make necessary repairs unless and until Tenant has notified Landlord in writing of the need for such repairs. Landlord shall have a reasonable' time thereafter to make such repairs. All costs and expenses incurred by Landlord in connection with such repairs shall be charged back to Tenant on a prorata basis as Common Area expenses as set forth in Section 20 of this Lease.

14.3      Limitation. NOTWITHSTANDING THE FOREGOING, TENANT ACKNOWLEDGES AND AGREES THAT LANDLORD SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCLUDING, WITHOUT LIMITATION, ANY SUCH DAMAGES ARISING AS A RESULT OF LANDLORD'S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BY LANDLORD'S BREACH OR FAILURE TO PERFORM AS DESCRIBED ABOVE. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT LANDLORD'S LIABILITY TO TENANT SHALL BE LOOTED TO THE ACTUAL COST OF SUCH REPAIRS REQUIRED TO BE MADE BY LANDLORD AS DESCRIBED IN THIS SECTION 14.

Tenant's Initials

15. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Tenant shall require any contractor or other person performing work on the Premises to be licensed by the state in which the Premises are located and to obtain a performance, completion and payment bond naming Landlord as additional oblige and releasing the Premises from any lien claimed, which bond shall be in an amount equal to one and one-fourth (1-%) times the estimated cost of such work. Tenant may contest the validity and/or amount of any lien imposed on the Premises, provided Tenant has caused such lien to be released of record by payment or posting of a proper bond. If Tenant shall be in default in paying any charge for which a bond or other lien claim has been filed and shall not have given Landlord security to protect the Premises, the Shopping Center and the Landlord, then Landlord may, but shall not be obligated to, pay the claim. Any costs and attorneys' fees incurred by Landlord in connection therewith, shall be immediately due and owing from Tenant to Landlord: Tenant may contest the validity and/or amount of any lien imposed on the Premises, provided Tenant has caused such lien to be released of record by the payment or posting of a proper bond.

16.        OPERATION. Within Thirty (30)daysMowmg1hedateofCtornmencement, and continuing during the term of this Lease, during all usual business hours and on such days as comparable businesses in the Shopping Center, if ..any, and if not, on such days as business of a like nature in the trade area are open for business, Tenant shall occupy, use, continuously merchandise and keep open the entire Premises for the purpose(s) specified herein. Tenant shall utilize first quality trade fixtures and furnishings within the area of the Premises open to customers and the public. Tenant shall not vacate or abandon the Premises at any time during the Term of this Lease, and if Tenant shall abandon, vacate, cease to operate or surrender the Premises, or be dispossessed by process of law or otherwise, property, including trade fixtures and personal property belonging to Tenant left on the Premises shall be deemed abandoned and shall, at the Landlord's election in its sole discretion, become the property of Landlord.

17.	UTILITIES.

17.1       Tenant's Obligations. Commencing on the date of this Lease, Tenant shall contract in its name and shall pay directly to the utility company, before delinquency, all utility deposits and fees including any present or future installation, hook-up and/or service charges, together with any taxes thereon, for water, electricity, sewage, gas, telephone and any other utility services supplied to the Premises. Tenant shall not install any equipment which will exceed or overload the capacity of existing utility facilities. If any equipment installed by Tenant shall require additional utility facilities, Tenant shall first obtain Landlord's written consent to such installation and such installation shall be at Tenant's expense.

17.2      Landlord's Rights. If any utility charges are not paid when due (taking into account any express grace period), Landlord may pay the same and any amount so paid by Landlord shall be immediately due and owing from Tenant to Landlord as additional rent In the event any utilities are furnished by Landlord, Tenant shall pay Landlord, upon demand, Tenant's pro rata share as additional rent, which share shall be estimated by Landlord on a commercially reasonable basis.

                 18.          RULES AND REGULATIONS. Tenant shall faithfully observe and comply with any rules and regulations from time to time promulgated by Landlord, as the same may be changed from time to time by Landlord upon reasonable notice to Tenant Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Shopping Center of any of such rules and regulations.

                  19.        ENTRY BY LANDLORD, m addition to its rights otherwise provided in this Lease, Landlord reserves and shall at any and all reasonable times, upon reasonable prior notice except in case of emergency, have the right to enter the Premises to inspect the same, to remediate Hazardous Materials, to perform, surveys and environmental investigations, to submit the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Shopping Center, all without abatement of rent In connection with any such alteration or repair, Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Except in the case of breach by Landlord of the express terms of this Section, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of die Premises, and any other loss occasioned by Landlord's entry as provided in this Section. Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to die Premises, and any entry to the Premises obtained by Landlord shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction of Tenant from die Premises. During the last ninety (90) days of the Term or any Extended Term, Tenant shall permit Landlord to place upon the Premises signs advertising the Premises for rent or lease.
20.	COMMON AREA.

20.1       Common Area. Landlord shall make available at all times during the term of this Lease on such portions of the Shopping Center as Landlord shall from time to time designate such automobile parking and other Common Area, as Landlord shall from time to time deem appropriate, provided that die area of automobile parking' so made available by Landlord shall include sufficient parking spaces to meet the legal requirements therefor applicable to the use of the Premises in accordance with the terms of this Lease. Tenant shall have the non-exclusive right during the term of this Lease to use die Common Area tor itself, its employees, agents, customers, invitees, and licensees for [pedestrian access and vehicular ingress, egress and parking as provided herein] and in accordance with all agreements of record.

20.2      Definition. The term "Common Area" shall include the portions of the Shopping Center which are from time to time designated and improved for common use by or for the benefit of more than one tenant or concessionaire of the Shopping Center, but excluding any portion thereof when designated by Landlord for a non-common use.

20.3       Landlord Control. All Common Area shall be subject to the exclusive control and management of Landlord or Landlord's successors), assignee(s) or designee(s). In no event shall Tenant have the right to sell or solicit in any manner in any of the Common-Area.

20.4      Landlord's Rights. Landlord shall have the right (i) to close, if necessary, all or any portion of the Common Area to such extent as may be legally necessary to prevent a dedication thereof or the accrual of any rights of any person or of die public therein; (if) to close temporarily all or any portion of the Common Area to discourage non-customer use; (iii) to use portions of die Common Area while engaged in making additional improvements or repairs or alterations to the Shopping Center; and (iv) to do and perform (or cause to be done and performed) such other acts in, to, and with respect to the Common Area as Landlord shall determine to be appropriate for the Shopping Center. Landlord shall have the right to increase the size of the Common Area, including the expansion thereof to adjacent property, to reduce the Common Area, to reconfigure the parking spaces and improvements on the Common Area, and to make such changes therein and thereto from time to time which in Landlord's opinion are desirable and in the best interest of all persons using the Common Area. Any portion of the Shopping Center not originally included within the Common Area shall be so included if and when so designated by Landlord for common use.

20.5      Use by Tenant. Tenant shall and shall cause its concessionaires, agents, employees, and vendors, suppliers and independent contractors to use such access roads and operate trucks and trailers delivering merchandise to and from the Premises upon and over such access roads as are designated by Landlord as a means of ingress to and egress from the Premises.

20.6       Employee Parking. Landlord may,, at Landlord's election, designate space for employee parking either within the Shopping Center parking area or in an area reasonably proximate to the Shopping Center, which may include areas on public' streets if allowed by the government entity having jurisdiction. Landlord may change such designated parking area from time to time. Tenant and its employees shall park their oars only in those portions of the parking areas, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with its employees' automobile license numbers within fifteen (IS) days after opening for business and Tenant shall thereafter notify Landlord of any changes within five (5) days after such change occurs. If Tenant or its employees fail to park their cars, in designated employee parking areas, Landlord may charge Tenant thirty dollars ($30.00).for each day or partial day for each car parked in any areas other man those so designated. Tenant hereby authorizes Landlord to tow away from the Shopping Center, at Tenant's expense, any improperly parked car or cars belonging to Tenant or Tenant's employees and/or to attach violation stickers or notices to such pars; provided, Landlord shall not be required to do so.

20.7      Maintenance. During the term of this Lease, Landlord shall maintain or cause the Common Area to be maintained in a commercially reasonable manner, but all costs and expenses incurred by Landlord in connection therewith shall be charged and prorated in the manner hereinafter set forth. The term "costs and expenses incurred" shall mean all sums expended by Landlord and for all work deemed necessary by Landlord for the operation, maintenance, replacement and repair of the Common Area, including the following (the specific recitation of which shall not be deemed to limit the definition of such "costs and expenses"): resurfacing, restriping, cleaning and sweeping the parking areas; trash removal; painting; maintenance, repair and replacement when necessary of sidewalks, curbs, bumpers, all Shopping Center signs, planting and landscaping, and lighting and other utilities; operation, maintenance and repair of any common fire protection systems, automatic sprinkler systems, storm drainage systems and any other common utility systems; personnel to implement such services including the cost of security guards (if any), police, and fire protection services; any assessments imposed by governmental agencies; costs of utility services; depreciation on maintenance and operating machinery and equipment if owned, and rental paid for such machinery and equipment if rented; public liability and property damage insurance on the Common Area; workers' compensation insurance for personnel; and an amount equal to ten percent (10%) of the costs and expenses for each calendar year to Landlord for Landlord's administration and supervision of the Common Area.

20.8      Tenant's Share. Commencing on the date of this Lease, Tenant shall pay to Landlord within fifteen (IS) days after receiving an invoice from Landlord, unless Landlord notifies Tenant otherwise, Tenant's pro rata share of the amount of all costs and expenses incurred by Landlord as set forth in this Section, including, without limitation, Tenant's pro rata  share of any .costs incurred by Landlord under any agreement recorded against (he Premises with respect to the Common Area, as additional rent. Tenant's pro rata share shall be based' on a fraction, the numerator of which is the square footage of the floor area of the Premises and the denominator or which is the square footage of the total floor area of all buildings (including the Premises) then constructed in the Shopping Center. Landlord, at Landlord's option, reserves the right to bill Tenant monthly one-twelfth (1/12) of the estimated annual amount of all expenses to be paid by Tenant under this Section. In such event, Landlord shall provide Tenant with a statement at the end of each calendar year setting forth all expenses actually incurred and shall make any appropriate adjustments.

20.9      Tenant Obligations. Tenant agrees to be solely responsible for any special cleaning of the sidewalk and other Common Area in the vicinity of the Premises necessitated by Tenant or its employees, contractors, agents or invitees. The need for special cleaning shall be at the reasonable discretion of Landlord and shall include, but not be limited to, special litter removal, sweeping, washing and/or steam cleaning. Tenant shall promptly reimburse Landlord, as additional rent, for one hundred percent (100%) of charges incurred by Landlord, if any, in such special cleaning, plus the ten percent (10%) administration and supervision fee.

20.10    Substitute Common Area Operator. The manner in which the Common Area shall be operated and maintained and the expenditures therefor shall be in Landlord's sole discretion. Landlord reserves the right to appoint a substitute operator to operate and maintain the Common Area and may enter into a contract therefor with such operator on such terms and conditions and for such period of time as Landlord shall deem proper; and if Landlord appoints a substitute operator, the substitute operator rather than the Landlord shall be entitled to receive the administration and supervision fee provided above.

21.	TAXES.

21.1      Personal Property and Rent Taxes. Commencing on the date of this Lease, Tenant shall pay or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof (i) upon all rental paid by Tenant to Landlord, but excluding any income taxes; and (ii) upon all leasehold improvements, inventory, or merchandise, equipment, furniture, fixtures, and other personal property located in the Premises except that which may be owned by Landlord.

21.2      Other Taxes. Throughout the term, of this Lease, Tenant shall pay to Landlord its proportionate share of all taxes levied and assessed during the term of this Lease upon the land, buildings, and personal property owned by Landlord comprising the Premises and the Shopping Center, including the Common Area and as more particularly provided in this Section, as additional rent Tenant's share of taxes shall be the product derived by multiplying the total taxes levied or assessed against the Shopping Center by a fraction, the numerator of which is the square footage of the floor area contained in the Premises and the denominator of which is the total square footage of the floor area contained in the buildings (including the Premises) then constructed in the Shopping Center. At Landlord's option, Tenant shall either (i) pay one-twelfth (1/12) of the amount estimated by Landlord to be Tenant's annual share of such taxes with each monthly minimum rent payment due hereunder; or (ii) pay the entire amount invoiced to Tenant by Landlord for Tenant's annual share of such taxes on or before the later of (a) five (5) days before the date such taxes must be paid before becoming delinquent, or (b) ten (10) days from the date Tenant receives from Landlord a statement setting forth the amount due Landlord under the provisions of this Section. If Landlord elects option "(i)" above, then following Landlord's receipt of the applicable tax bill, Landlord shall notify Tenant of any additional amount owing and, upon specific written request by Tenant, provide Tenant with a copy of the applicable tax bill, and Tenant shall pay such additional amount to Landlord within fifteen (15) days thereafter. If Tenant shall be in default of payment, Landlord may, but shall not be obligated to, pay Tenant's, tax obligation and the amount paid shall be immediately due and owing from Tenant to Landlord. In the event the total of Tenant's monthly tax payments exceeds the annual taxes attributable to the Premises, such excess shall be credited against Tenant's future tax obligations. Taxes for the first and last years of the term shall be prorated between Landlord and Tenant. For the purposes of this paragraph, "taxes" shall include without limitation all assessments for public improvements levied or assessed against the Shopping Center; any tax assessed upon or measured by the rents received by Landlord hereunder; any tax, fee, or charge on the operation and use of the Shopping Center and/or the Common Area imposed by the United States Environmental Protection Agency or any other federal, state, or local governmental entity; and shall also include any taxes or assessments which in the future may be imposed upon Landlord in lieu of any presently imposed tax or assessment 'Taxes" shall not include any franchise, excise, gift, estate or inheritance tax of Landlord arising out of or in connection with this Lease or Landlord's rights in the Premises, or any net income, excess profits or revenue tax, charge, or levy against Landlord.

22.	INSURANCE; INDEMNIFICATION.
22.1	Indemnification.

(i) Tenant hereby indemnifies, holds harmless and agrees to defend Landlord from and against all claims, damages, expenses (including, without limitation, attorneys' fees and reasonable investigative and discovery costs), liabilities and judgments on account of injury to persons, loss of life, or damage to property occurring on the Premises and the ways immediately adjoining the Premises, caused by the active or passive negligence or willful misconduct of Tenant, its agents, servants, contractors or employees; provided, Tenant does not indemnify Landlord against any injury, loss of life, or damage which is caused by the active or passive negligence or willful misconduct of Landlord, its agents, servants, contractors or employees.

(ii) Landlord hereby indemnifies, holds harmless and agrees to defend Tenant from and against all claims, damages, expenses (including, -without limitation, attorneys' fees and reasonable investigative and discovery costs), liabilities and judgments, on account of injury to persons, loss of life, or damage to property occurring in the Shopping Center and the ways immediately adjoining the Shopping Center caused by the active or passive negligence or willful misconduct of Landlord, its agents, servants, contractors or employees; provided, Landlord does not indemnify Tenant against any injury, loss of life or damage which is caused by the active or passive negligence or willful misconduct of Tenant, or Tenant's agents, servants, contractors or employees.

The Parties' obligations with respect to indemnification hereunder shall remain effective notwithstanding the expiration or termination of this Lease, as to claims or liability arising or accruing prior to the expiration, or termination of this Lease.

22.2      Waiver of Certain Rights. With respect to any loss or damage that may occur to the Premises (or any improvements thereon) or the respective property of the Parties therein, arising from any peril customarily insured under a fire and extended coverage insurance policy, regardless of the cause or origin, excluding willful acts but including negligence of the Parties, their agents, servants or employees, the Party required to carry such insurance and suffering such loss hereby releases the other Party from all claims with respect to such loss except as specifically provided in the Sections ' entitled "Maintenance and Repairs," "Alterations" and "Damage and Destruction"; and Landlord and Tenant mutually agree that their respective insurance companies shall have no right of subrogation against the other Party on account of any such loss, and each Party shall procure from its respective insurers under all policies of fire and extended coverage insurance a waiver of all rights of subrogation against the other Party which the insurance might otherwise have under such policies.

22.3      Liability Insurance Coverage and Limits. Tenant and Landlord each agree to maintain and/or cause to be maintained, at no cost to the other Party, liability insurance insuring its interests against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises and the ways immediately adjoining the Premises, with a "Combined Single Limit" (covering personal injury, bodily injury liability and property damage liability) of not less than One Million Dollars ($1,000,000).

Any insurance required to be provided under this Section may be in the form of blanket liability coverage so long as the blanket policy does not reduce the limits nor diminish the coverage required herein. Landlord and Tenant shall have the right to satisfy their respective insurance obligations hereunder by means of self-insurance to the extent of all or part of the insurance required hereunder, but only so long as:

(i) the self-insuring Party (or an affiliate providing the self-insurance) shall at all relevant times during the term of this Lease have a net worth of at least Fifty Million Dollars ($50,000,000),

(ii) the self-insuring Party (or the affiliate providing the self-insurance) shall, upon request, provide its publicly filed 10-Q or 10-K financial statement or an audited financial statement, prepared in accordance with generally accepted accounting principles, showing the required net worth, and

(iii) such self-insurance provides for loss reserves which are actuarially derived in accordance with accepted standards of the insurance industry and accrued (i.e., charged against earnings) or otherwise' funded. Any deductible in excess of Ten Thousand Dollars ($10,000) shall be deemed to be self insurance.

Any insurance policy required to be maintained and/or caused to be maintained by Tenant under this Section shall be written by insurance companies, reasonably satisfactory to Landlord, which are qualified to do business in the State in which the Premises are located. Tenant shall cause a certificate providing such information as reasonably requested by Landlord evidencing the existence and limits .of its insurance coverage with respect to the Premises to be delivered to Landlord upon the commencement of this .Lease. Thereafter, Tenant shall cause similar certificates evidencing renewal policies to be delivered to Landlord at least thirty (30) days prior to the expiration of the term of each policy and at such other times as reasonably requested by Landlord. Upon request, Landlord shall cause a certificate of insurance reasonably evidencing compliance with the requirements of this Section to be delivered to Tenant

The insurance limits in tins' Section shall be subject to increase from time to time by such amounts as Landlord and Tenant may reasonably agree is necessary or desirable, as may be evidenced by the practice of similarly situated properties.

22.4       Policy Requirements. All policies of liability insurance shall insure the performance by Landlord or Tenant, as the case may be, of the indemnity agreements contained herein and shall contain a provision-that the insurance company will furnish Landlord and Tenant thirty (30) days advance written notice of any cancellation or lapse, or the effective date of any reduction in the amounts or scope of coverage. Each party shall promptly notify the other party of any asserted claim with respect to which such party is or may be indemnified against hereunder and shall deliver to such party copies of process and pleadings.

22.5      Contractor's Insurance. During the period of any construction on the Premises by or at the request of Tenant, Tenant agrees to obtain or require its contractor to obtain and thereafter maintain so long as such construction activity is occurring, at least the following minimum insurance coverage:

(i)	Workers' compensation - statutory limits;

(ii)        Employer's liability - One Hundred Thousand Dollars ($100,000);

(iii)       Comprehensive general liability and commercial automobile liability as follows: (1) "Combined Single Limit" (covering personal injury liability, bodily injury liability, and property damage liability) in any one occurrence of not less than Five Million Dollars ($5,000,000) for total claims for any one occurrence and not less than Ten Million Dollars ($ 10,000,000) for total claims in the aggregate during any policy year; (2) Independent Contractor's Liability or Owner's Protective Liability with the same coverage as set forth in (1) above; (3) Products/Completed Operations Coverage which shall be kept in effect for two (2) years after completion of work; (4) "XCU" Hazard Endorsement, if applicable; (5) "Broad Form" Property Damage Endorsements; (6) "Personal Injury" Endorsements; and (7) "Blanket Contractual Liability" Endorsement,

22.6      Workers' Compensation Insurance. Tenant agrees to maintain and keep in force, during the term hereof, all Workers* Compensation and Employers' Liability Insurance required under applicable Workers' Compensation Acts.

22.7      Fire and Casualty Insurance. Landlord shall pay for and shall maintain in full force and effect, or shall cause to be paid for and maintained in full force and effect, during the term of this Lease a policy or policies of fixe and casualty insurance covering the Premises which may include endorsements of Landlord's selection, Landlord's lender or governmental authorities. As additional rent, Tenant shall reimburse Landlord within thirty (30) days after receiving an invoice from Landlord for Tenant's pro rata share of the premium for such insurance policy or policies, or, at Landlord's option, Tenant shall reimburse Landlord one twelfth (1/12) of the annual' premium estimated by Landlord for such insurance with each monthly minimum rent payment due hereunder. If Landlord elects to have Tenant reimburse monthly based on an annual premium estimate, Landlord shall provide Tenant with a statement at the end of each calendar year setting forth all expenses actually- incurred and shall make any appropriate adjustments.

23. DAMAGE AND DESTRUCTION. If all or any portion of the Premises, the building of which the Premises are a part, the Shopping Center or access thereto is wholly or partially damaged or destroyed by fire or other casualty Landlord shall, within Thirty (30) days after such damage or destruction occurs, notify Tenant of Landlord's election to terminate this Lease or restore, or cause to be restored, the improvements on the Premises and/or such portion of the improvements in the balance of the Shopping Center as in Landlord's sole discretion is necessary to create an economically feasible commercial unit If Landlord elects to repair or restore the improvements on the Premises, then Landlord shall rebuild, restore or repair such Premises (excluding any and all improvements installed by Tenant) in substantially the same condition as when furnished to Tenant In no event shall Landlord be required to repair or restore all or any part of the improvements in the balance of the Shopping Center.

If any part of the Premises are rendered sufficiently untenantable so as to interfere materially with Tenant's use, occupancy or enjoyment of Premises, minimum rent shall abate during the period of reconstruction in the same proportion to the total minimum rent as the portion of the Premises rendered untenantable bears to the entire Premises. The minimum rent abatement for a partial month shall be prorated in the proportion that the number of days the Premises are untenantable during such partial month bears to the total number of days in that calendar month. If Landlord elects not to restore, this Lease shall terminate effective as of the date of .such damage upon Landlord giving Tenant notice of its election as provided above.

Tenant shall not be entitled to any portion of the insurance proceeds in connection with any fire or other casualty event, except for those proceeds from Tenant's own insurance policies with respect to Tenant's personal property, fixtures and equipment

24.        CONDEMNATION. In the event that all or any material part of the Premises, the building of which the Premises are a part, the Shopping Center or access thereto shall be condemned or taken by any public authority or by any other person or corporation under any statute, by eminent domain or by any transfer in lieu thereof, and such condemnation or taking renders the remainder of the Premises, or any part thereof, unsuitable for the conduct of business operations upon the Premises, as determined by Landlord in its commercially reasonable business judgment, either Party may elect to terminate this Lease by giving written notice to the other party of its intention to so terminate within One Hundred Twenty (120) days after the occurrence of such condemnation or taking; provided, however, that Tenant shall not be allowed to terminate this Lease pursuant to this Section 24 if the condemnation has not affected the Premises. Should this Lease not be so terminated, this Lease shall remain in effect as to the remaining portion of the Premises and commencing with the date of such condemnation or taking, the minimum rent shall be proportionately reduced according to the extent to which Tenant is deprived of the use of the Premises, which reduction shall be reasonably determined by Landlord. In no event shall Landlord be required to restore, rebuild or repair the untaken portion of the Premises and/or the Shopping Center.

Tenant shall have no claim or right to any portion of any award given in a condemnation proceeding, provided that so long as the same does not in any manner reduce Landlord's award Tenant shall have the right to any award granted to Tenant specifically for its moving, relocation and other expenses and Tenant shall be allowed to assert its claim for such losses (specifically excluding any claim for loss of the leasehold estate) in a separate claim with the condemning authority.

25.        SIGNS. Subject to applicable law, and all agreements of record, Tenant may place signs on the Premises; provided, Tenant shall obtain the prior written approval of Landlord to the location and design of any exterior signs and window display signs on the Premises. Any permitted sign shall be of a neat character and design, consistent with Landlord's overall sign plan or such rules and regulations as Landlord may institute from time to time, and shall advertise or refer only to the kind and character of business which Tenant is permitted to conduct on the Premises. No signs shall be displayed by the Tenant and no showcases, merchandise, obstructions, or any advertising device of any kind whatsoever shall be placed by the Tenant in or on the sidewalks, or other Common Area of the Shopping Center, and Tenant shall not install any awnings on the Premises without the prior written consent of Landlord. Prior to installation or erection of any sign at the Premises, Tenant shall, at its cost, obtain all necessary consents, permits and approvals from all applicable governmental authorities. Tenant shall, at is sole cost and expense, maintain its signs in good and presentable condition and shall remove the same upon the expiration or termination of this Lease and repair any damage caused by such removal.

26.	ASSIGNMENT. SUBLETTING. AND ENCUMBRANCES.

26.1      Landlord's Consent Required. Tenant shall not voluntarily or involuntarily, whether by operation of law or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof without the prior written consent of Landlord. Any attempt to do assign this Lease or sublet the Premises without such consent shall be voidable by Landlord in its sole discretion and, at Landlord's, election, shall constitute a default under this Lease. Subject to the conditions of Landlord set forth in this Section, Landlord's -consent shall not be unreasonably withheld; provided, however, that Landlord may withhold its consent, in its sole and absolute discretion, if the Premises is to be (i) used or occupied as AN APPROVED RESTAURANT, (ii) used for the sale of any of the following: (1) Food; or (iii) used for any prohibited use set form in Section 10. In determining whether or not to grant consent, Landlord may consider: (a) the financial worth of the proposed sublessee or assignee; (b) the character of the sublessee or assignee (including, whether its business is appropriate to a retail shopping center, whether its business is consistent with the use restriction contained in this Lease, whether the type of business is restricted under any existing leases, encumbrances or other existing agreements pertaining to the Shopping Center, whether the proposed sublessee's or assignee's business would further the profitability of the Shopping Center, whether the business of the proposed sublessee or assignee requires the use or disposal of Hazardous Materials); (c) the business experience of the proposed sublessee or assignee; and (d) the general business reputation of the proposed sublessee or assignee (including its reputation and record for paying its obligations as they become due). The foregoing considerations are not intended to be exclusive and Landlord may deny consent based on any other reasonable consideration. The Parties acknowledge and agree mat the foregoing considerations are reasonable.

26.2      Tenant's Application to Assign or Sublease. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord, at least Ninety (90) days prior to the proposed effective date of the assignment or sublease ("Proposed Effective Date"), in writing: (i) a notice of intention. to assign or sublease setting forth the Proposed Effective Date, which shall be no less than Ninety (90) days after Landlord's receipt of such notice; (ii) the name of the proposed subtenant or assignee and a resume setting forth the business experience of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) such financial information as Landlord may require concerning the proposed subtenant or assignee, including but not limited to, a financial statement of the proposed subtenant or assignee compiled by a certified public-accountant or otherwise certified to Landlord's reasonable satisfaction; and (vi) references Landlord may call upon to verify any representations made with respect to the proposed sublessee or assignee, as well as its reputation for timely payment of obligations. Landlord will notify Tenant of its approval or disapproval of the proposed sublease or assignment Sixty (60) days prior to the Proposed Effective Date.

26.3      Landlord's Option to Terminate. If Landlord does not consent to Tenant's proposed sublease or assignment pursuant to Section 26.1 of this Section, then by written notice to Tenant at any time within Thirty (30) days after Landlord's receipt of the information specified in Section 26.2 of this Section, Landlord may, but shall not be required to elect:

(i) to sublease the Premises or portion thereof so proposed to be subleased by Tenant, or to take an assignment of Tenant's leasehold estate hereunder or such part thereof as shall be specified in such notice, upon the same terms as those offered to the proposed subtenant or assignee, as the case may be; or

(ii) to terminate .this Lease as to the portion of the Premises so proposed to be subleased or assigned, with a proportionate abatement in the rent payable hereunder.

26.4      Assignment or Sublease Profit, m the event of any approved assignment or sublease of all or any portion of the Premises where the rent reserved in the assignment or sublease exceeds the rent or pro rata portion of the rent, as the case may be, for such space reserved in this Lease, Tenant shall pay Landlord monthly, as additional rent, at the same time as the payment of minimum rent required hereunder, one hundred percent (100%) of the excess of the. rent reserved in the assignment or sublease over the rent reserved in this Lease applicable to the assigned or subleased space. In the event of any approved assignment or sublease of this Lease or the Premises, Tenant shall pay Landlord, immediately upon receipt, one hundred percent (100%) of all consideration received by Tenant as a result of such assignment or sublease.

26.5      Fees for Review. In the event Tenant shall apply for an assignment, sublease, or encumbrance under this Section, Tenant shall pay to Landlord at the time Tenant shall apply for such assignment, sublease or encumbrance, the .sum of One Thousand Dollars ($1,000.00) as anon-refundable fee for Landlord's time and processing incurred in connection with reviewing such application.

26.6      No Release of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by the Tenant under this Lease, whether occurring before or after such consent, assignment or subletting and Tenant shall remain primarily liable to Landlord under this Lease notwithstanding any such assignment or subletting. The acceptance of rent by Landlord from any other person shall not be deemed to constitute consent to any assignment or subletting, or be a waiver by Landlord of any provision, or other transfer or be a release of Tenant from any obligation under this Lease. Consent to one assignment, subletting, or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting, or other transfer.

26.7      Assumption of Obligations. Each assignee or transferee, other than Landlord, shall assume all obligations of the Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on ' Tenant's part to be performed for the term of this Lease, including payment of the full amount of rent set forth in the assignment or sublease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment which contains a covenant of assumption by the assignee reasonably satisfactory in substance and form to Landlord consistent with the above requirements (but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability).

26.8      Assignment. For the purpose of this Section, and without limiting the definition of "assignment" each of the following shall constitute an "assignment": (i) if Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by .operation of law, of any partner or the dissolution of the partnership; (ii) if Tenant-consists of more than one person, a purported assignment, voluntary, involuntary, ox by operation of law, from one person to another, and (iii) if Tenant is a corporation (whose stock is not traded through an exchange or over the counter) any liquidation, dissolution, merger, consolidation or other reorganization of Tenant, or the sale, exchange, trade, assignment, hypothecation or other transfer of an aggregate of twenty-five percent (25%) or more of the capital stock of Tenant, or the sale of an aggregate of twenty-five percent (25%) or more of the value of the assets of Tenant.

26.9      Vesting. Landlord's rights under this Section 26 irrevocably vests upon the receipt of Tenant's notice of intent to assign, encumber or sublease, and no attempted withdrawal of such notice by Tenant shall affect such right.

27. HOLDING OVER If Tenant holds the Premises after the expiration of the term hereof with the consent of Landlord, such holding over shall, in the absence of a' written agreement on the subject, be deemed to have created a tenancy from month to month, terminable on thirty (30) days' written notice by either Party to the other, at a minimum monthly rent equal to two hundred percent (200%) of the total rent (including minimum and additional rent) paid by Tenant to Landlord under this Lease during the immediately preceding twelve (12) month period, and otherwise subject to all terms of this Lease, including the payment of all other charges payable by Tenant hereunder.

If Tenant holds over after the expiration or earlier termination of the Lease term without the consent of Landlord, Tenant shall become a tenant of sufferance only at a rental rate equal to two hundred percent (200%) of the rent (including minimum and additional rent) payable just prior to expiration or termination, and otherwise upon the terms, covenants and conditions of this Lease. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The provisions of this Section are b addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by law.

If Tenant fails to surrender the Premises upon the termination of this Lease, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant arising out of such failure.

28. QUIET ENJOYMENT. Subject to the provisions of this Lease and conditioned upon performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the term hereof the quiet and peaceful possession of the Premises and all rights and privileges appurtenant thereto, in each case without interference from Landlord or anyone acting by, through or under Landlord.

29. SUBORDINATION & ATTORNMENT; ESTOPPEL CERTIFICATES.

This Lease is junior, subject, and subordinate to all ground leases, mortgages, deeds of trust, and other encumbrances and security instruments of any kind now or in the future encumbering the Premises, the Shopping Center, or any portion thereof. Landlord reserves the right to place liens and other encumbrances on the Premises, the Shopping Center, or any part thereof or interest therein superior in lien and effect to this Lease.

This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the' execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease as may be requested by Landlord. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed by future encumbrances so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating thereto contained in this Lease. In the event of the foreclosure of any such lien or encumbrance, or the transfer of title to or Landlord's leasehold interest in the Premises or the Shopping Center, Tenant shall attorn to the transferee, and will recognize such transferee as Landlord under this Lease provided that Tenant's right to quiet possession of the Premises is not affected solely as a result of such foreclosure or transfer and that Tenant receives a notice from Landlord informing Tenant of such change.

Tenant shall at any time and from time to time upon not less than twenty (20) days prior notice from Landlord, execute, acknowledge and deliver to Landlord or any proposed mortgagee, purchaser or successor in interest, a statement in writing certifying that this Lease is unmodified and in, full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications) and the dates to which the minimum rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, and stating such other reasonable matters as Landlord may request Tenant acknowledges that any such statement delivered pursuant to this paragraph may be relied upon by Landlord, any prospective mortgagee, ground lessor or other like encumbrance thereof or any assignee of any such encumbrance upon the Premises or the Shopping Center.

30.	DEFAULT BY TENANT.

30.1      Defaults. The occurrence of any one or more of the following events shall be deemed a default ("Default"):

(i) Monetary Defaults. Tenant shall fail to pay any rent or other amounts to Landlord when the same is due, and such failure continues for Fifteen (15) days after Landlord has given Tenant written notice specifying the amount due (it being agreed, however, Landlord shall have no obligation to give Tenant more man two (2) of such notices in any calendar year); provided, any such notice shall be in lieu of, and not in addition to, any statutory unlawful detainer notice provided for in the state in which the Premises are located.

(ii) Non-monetarv Defaults. Tenant shall fail to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for Fifteen (15) days (except where a different period of time is specified in this Lease) after written notice by Landlord to Tenant; provided, that any such notice shall be in lieu of, and not in addition to, any statutory unlawful .detainer notice provided for in the state in which the Premises are located. If the nature of such default is 'such mat the same cannot be cured within such 15-day period, Tenant shall not be deemed to be in default if Tenant shall within "such period commence such cure and thereafter diligently prosecute the same to completion.

(iii) Voluntary Bankruptcy. Tenant shall file a voluntary petition in bankruptcy or a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the bankruptcy laws, or Tenant shall make an assignment for the benefit of creditors.

(iv) Involuntary Bankruptcy.- An involuntary petition in bankruptcy against Tenant or petition or answer made by a person other than Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief against Tenant of the same or different kind under any provision of the bankruptcy laws is filed or if a receiver is appointed having jurisdiction of the business property or assets of Tenant on the Premises, and, in any of such events, if Tenant shall not properly commence and expeditiously pursue action to dismiss any such involuntary petition or answer or to vacate such receivership and, if after diligently exhausting Tenant's remedies, such petition shall not be dismissed or the receivership vacated.

(v) Release of Liens. Tenant fails to cause a release,, within twenty (20) days after receipt by Tenant of a notice informing Tenant of the filing of any Hen arising out of any work performed, materials furnished, or obligations incurred by or for Tenant, which has been filed against the Premises.

(vi) Assignment/Transfer/Sublease. Tenant attempts to transfer, assign, sublet or permit the occupancy of the Premises in contravention of the Section entitled "Assignment, Subletting, and Encumbrances."

(vii) Abandonment/Vacation. Tenant abandons or otherwise vacates the Premises for a period in excess of fifteen (15) days.

30.2 Remedies. In any of such events of Default, Landlord shall have the immediate right to re-enter the Premises and expel Tenant or any person or persons occupying the same, with or without legal process, and in any such event, Tenant agrees to peacefully and quietly yield-up and surrender the Premises to Landlord.

In the event of a Default, Landlord may elect to either terminate this Lease by giving written notice to Tenant or from time to time and without terminating this Lease (or Tenant's right to possession of the Premises), attempt to relet the Premises or any part thereof for such term or terms' (which may be for a term extending beyond the term of this Lease) and at such rental and upon such other terms and conditions as Landlord deems advisable; provided, Landlord shall use its good faith efforts to obtain the best terms and conditions available thereon using reasonable business judgment under the circumstances. Upon any such reletting, Tenant shall immediately vacate the Premises and Tenant shall be immediately liable to pay to Landlord the cost and expense of such reletting, the cost of any alterations and repairs reasonably deemed necessary by Landlord to affect such reletting and the amount, if any, by which the rent reserved in this' Lease for the period of such reletting (but not beyond the term of this Lease then, in effect) exceeds the amount agreed to be paid as rent for the Premises for such period of reletting.

If Landlord elects to terminate this Lease, Landlord may recover from Tenant:

(i) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term then in effect after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(iv) Any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

(v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law of the State of which the Premises are located.

The "worth at the time of award" of the amounts referred to in paragraphs "(i)", "(ii)" and "(iii)" shall be computed by discounting such amount at a rate equal to one percent (1%) plus the discount rate then in effect at the Federal Reserve Bank of San Francisco. If any loss shall limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such law.

If a Default occurs and Landlord elects not to terminate the Lease, as provided above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease.

Notwithstanding any reletting without termination by Landlord because of any Default, Landlord may at any time after such reletting elect to terminate this Lease for any such Default No acceptance by Landlord of a lesser sum than that due by Tenant nor any endorsement or statement or any check or letter accompanying any check shall be deemed an accord and satisfaction. The rights of Landlord hereunder are cumulative and non-exclusive and Landlord may pursue any and all rights and remedies permitted under the law of the State in which the Premises are located.

Whenever Landlord shall re-enter the Premises pursuant to this Lease, any personal property, not the property of Landlord, which remains in or about the Premises upon the expiration of the term of this Lease (or within forty eight (48) hours after a termination* by reason of Tenant's default or abandonment), shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or respect or store the same in a public warehouse or elsewhere for the, account and at the expense and risk of Tenant If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period often (10) days or more, Landlord at its option may sell any or all such property at public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper without notice to or demand upon Tenant for the payment of all or any part of such charges, or the removal of any such property. Landlord shall apply the proceeds of such -sale first to the cost and expense of such sale, including reasonable attorneys' fees actually incurred* second, to the payment of the costs of or charges for storing any such property; third, to the payment of any sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof, and fourth, the balance, if any, to Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's re-entering and taking possession of the Premises or removing, storing, releasing or disposing of the property belonging to Tenant or to any other person or firm as herein provided, and Tenant shall indemnify and hold harmless Landlord therefrom and no such reentry shall be considered or -construed to be a forcible entry. Notwithstanding anything herein to the contrary, Landlord shall be under no obligation to release any personal property remaining upon the Premises to Tenant or any other person unless and until Tenant delivers to Landlord a cash security deposit in an amount equal to the fair market value of such personal property to secure performance of Tenant's obligations hereunder.

30.3Chapter 7 Bankruptcy. In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the United States Bankruptcy Code, codified at 11 U.S.C. §§ 101 et seq. as amended (the "Bankruptcy Code"), and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions following provisions of this Section 30 are satisfied. If Tenant or Tenant's trustee shall tail to elect to assume this Lease within sixty (60) days after the riling of such petition or such additional time as provided by the court within such 60-day period, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages in any such proceeding shall survive whether or not this Lease is terminated.

30.4 Chanter 11 Bankruptcy. In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the Bankruptcy Code which is transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within one hundred and twenty (120) days from the date of the filing of the petition under Chapter 11 or transfer thereto, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected-this Lease. In the event that Tenant, Tenant's trustee or the debtor-in-possession has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions has been satisfied:

(i) Tenant's trustee or the debtor-in-possession has cured all defaults under the Lease,, or has provided Landlord with Adequate Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

(ii) Tenant's trustee or the debtor-in-possession has compensated, or has provided Landlord with Adequate Assurance that within ten (10) days from the date of such assumption it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession, indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

(iii) Tenant's trustee or the debtor-in-possession has provided Landlord with Adequate Assurance of the future performance of each of the obligations under this Lease of Tenant, Tenant's trustee or the debtor-in-possession, and if Tenant's trustee or the debtor-in-possession has provided such Adequate Assurance, Tenant's trustee or the debtor-in-possession shall also deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to six (6) monthly installment payments of the minimum rent, which shall be applied to the last installments of minimum rent that shall become due under this Lease, provided ail the terms and provisions of this Lease shall have been complied with. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this paragraph shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

(iv) Such, assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Premises. For purposes of this Section, Landlord and Tenant acknowledge that "Adequate Assurance" shall mean no less than: Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and there shall have been deposited with Landlord, or the Bankruptcy Court shall have . entered an order segregating sufficient cash payable to Landlord, and/or Tenant's trustee or debtor-in-possession shall have been granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or non-monetary, within the time periods set forth above.

30.5. Subsequent Petitions. In the event that this Lease is assumed in accordance with this Section, and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.

30.6 Adequate Assurance of Future Performance by Assignee. If Tenant's trustee or the debtor-in-possession has assumed the Lease pursuant to the terms and provisions of this Section for the purposes of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided Adequate Assurance of Future Performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein, "Adequate Assurance of Future Performance" shall mean mat no less than each of the following conditions has been satisfied:

(i) The proposed assignee has furnished Landlord with either CO a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by such assignee, or (ii) guarantees, in form and substance satisfactory to Landlord, from one or more persons with a net worth which Landlord reasonably determines to be sufficient to secure the Tenant's obligations hereunder, and information with respect to the proposed assignee's management ability, expertise and experience in Tenant's business and Landlord has reasonably determined that the proposed assignee has the management expertise and experience to operate the business conducted on the premises.

(ii) Compliance with the provisions of 11 U.S.C. § 365(b)(3)(A) through, and including (D).

(iii) With respect to 11 U.S.C. § 365(b)(3)(C), landlord shall not be required to obtain any consents or waivers from any third party under any lease, mortgage, financing agreement or other agreement for the breach of any provisions contained therein, or, if such consents are necessary, Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment without violating the terms of any such agreements.

(iv) Such assignment shall not disrupt any attempt by Landlord, through tenant mix or otherwise, to provide a specific variety of retail stores, in the Shopping Center that, in Landlord's reasonable business judgment, would be most beneficial to all of the. tenants of the Shopping Center and would enhance the image, reputation and profitability of the Shopping Center.

(v) When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obliged to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the minimum rent, Common Area expenses and other charges due hereunder.

30.7    Shopping Center Lease. Landlord and Tenant agree mat this Lease is a "lease of real property in a shopping center," as that phrase is used in 11 U.S.C. § 365(b)(3), or in any amendments thereto, for the following reasons, among others: (a) the landlord's interest under this Lease, along with various other leases to other tenants within the Shopping Center, are held by Landlord; (b) all tenants within the Shopping Center, including Tenant, are engaged in the commercial retail distribution of goods; (c) the tenants within the Shopping Center, including Tenant, jointly use the common areas of the Shopping Center, including parking areas, and jointly participate in the maintenance and repair of such common areas; and (d) Landlord has developed the site as a Shopping Center; and (e) various tenants in the Shopping Center may, from time to time, pay percentage rent under their respective leases.

30.8     No Transfer In Bankruptcy Without Consent Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by

30.9    operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of installment payments of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate Ibis Lease for any transfer of Tenant's interest under this Lease without such consent.

31.      WAIVER OF NOTICE. Notwithstanding any other provision contained in this Lease relating to notice: (i) if the Tenant is required to comply with any governmental regulation or order within a period less man that to which Tenant would otherwise be entitled to notice hereunder, Tenant shall not be entitled to notice from Landlord beyond the period within which such compliance may be required by such regulation or order; or (ii) if the Premises require emergency repairs which Tenant, would otherwise be obligated to make under this Lease, but which Tenant is then unable or unwilling to make, Landlord may, without notice, elect to make such repairs for the account and at the expense of Tenant Any amount so paid shall be immediately due and owing from Tenant to Landlord as additional rent.

32.      LATE CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of any amount due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by any encumbrance covering the Premises. .Therefore, if any amount due hereunder from Tenant is not received by Landlord within ten (10) days of when due, Tenant shall pay to Landlord an additional sum of six percent (6%) of the overdue amount as a late charge. The Parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount nor prevent Landlord from exercising any of the other rights and remedies of the Landlord under this Lease.

33.      INTEREST. Except as expressly provided- otherwise in this Lease, any sum owing to Landlord under the terms and provisions of this Lease which shall not be paid within ten (10) days of when due shall bear interest at the lesser of: (i) the greater of (a) twenty one percent (21%); or (b) the prime rate of interest then charged by Morgan Guaranty Bank of New York, N.A. for short term (ninety (90) days) unsecured loans made to its preferred customers, plus ten percent (10%); and (ii) the highest legal rate of interest permitted by law, per annum from the date the same becomes due and payable by the terms and provisions of this Lease until paid (the "Interest Rate"); provided, any amounts paid by Landlord to third parties on behalf of Tenant or to cure any default of Tenant hereunder shall bear interest at the Interest Rate from the date Landlord paid such amounts; and further provided, any obligation of Tenant to pay shall continue to bear interest at the Interest Rate after any breach of this Lease.

34.	LANDLORD'S DEFAULT NOTICE TO LENDER.

34.1 Landlord Default. In the case of a monetary default, Landlord shall have a period of thirty (30) days after notice thereof from Tenant to cure such monetary default In the case of a non-monetary default, Landlord shall commence to cure such default within thirty (30) days after receipt of written notice from Tenant specifying the nature of such default and shall thereafter diligently prosecute the. same to completion.

Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to terminate this Lease as a result of a default by Landlord. To the extent any city, county, state or federal law gives Tenant a right to terminate for a default by Landlord, Tenant hereby waives such right and agrees that Tenant's right to terminate this Lease for a default by Landlord shall be determined solely by this Section 34.1.

34.2 Notice to Lender. Whenever Tenant is required to serve notice of Landlord's default, written notice shall also be served at the same time upon any mortgagee under any mortgage or any beneficiary under any deed of trust whose name and address have been provided to Tenant in writing. Such mortgagee or beneficiary shall have the periods of time within which Landlord has to cure its default tinder this Section. Any representative of the mortgagee or beneficiary shall have the right to enter upon the Premises for the purpose of curing the Landlord's default, subject to the applicable terms of this Lease. Such mortgagee or beneficiary shall notify Landlord and Tenant in the manner provided herein of the address of such mortgagee or beneficiary to which such notice shall be sent, and the agreements of Tenant hereunder are subject to prior receipt of such notice.

35.      BROKER'S COMMISSION. Tenant hereby represents and warrants that other than N/A (No Agent's Involved), who shall look solely to Tenant for its commission and any other compensation in connection herewith, Tenant has not entered into any contracts with any brokers or finders, or obligated itself to pay any real estate commissions or finders' fees on account of the execution of this Lease or the transaction contemplated hereby. Tenant hereby agrees to indemnify and hold Landlord harmless from and against all claims, damages, expenses, liabilities, liens or judgments (including costs, expenses and attorneys' fees in defending the same) which arise on account of any claim mat real estate commissions or finders' fees are payable in breach of Tenant's immediately preceding representation and warranty and have not been discharged in their entirety. Landlord hereby represents and warrants that other than NONE . who shall look solely to Landlord for its commission and any other compensation in connection herewith, Landlord has not entered into any contracts with any brokers or finders, or obligated itself to pay any real estate commissions or finders' fees on account of the execution of this Lease or the transaction contemplated hereby. Landlord hereby agrees to indemnify and hold Tenant harmless from and against all claims, damages, expenses, liabilities, liens or judgments (including costs, expenses and attorneys' fees in defending the same) which arise on account of any claim that real estate commissions or finders' fees are payable in breach of Landlord's immediately preceding representation and warranty and have not been discharged in their entirety.

36.      SECURITY DEPOSIT. Contemporaneously with the execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of Eleven Thousand Four Hundred andThirty Four Dollars and 00/100 Dollars ($11,434.00). Said deposit shall be held by Landlordwithout liability for interest as security for the faithful performance by Tenant of all of the terms,conditions, and covenants of this Lease. If any of the rents herein reserved or any other sumpayable by Tenant to Landlord shall be overdue and unpaid or should Landlord make paymentson behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, thenLandlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate the entire amount of said deposit and apply said entire amount or so much thereof as may be necessary to compensate Landlord toward the payment of rent or additional rent or loss or damage sustained by Landlord due to such breach on the part of Tenant; if only part of said funds are needed to be applied toward such payment(s), then the rest of said funds shall be held as a security deposit; and Tenant shall forthwith upon demand restore said deposit to the sum of such fund which are still available. Should Tenant comply with all of said terms and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, said deposit shall be returned in full to Tenant at the end of the Term. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such amounts from the deposit may be appropriated and shall be deemed to be applied first to the payment of rent and other charges due to Landlord for all periods prior to filing of such documents. Landlord shall not be required to keep such deposit in a separate account, but may commingle such deposit with other funds of Landlord as Landlord deems appropriate in its sole and absolute discretion.

37.      ADDITIONAL SECURITY. In addition to any other security given by Tenant under the provisions of this Lease, as additional security for Tenant's prompt and faithful performance of its obligations hereunder, Landlord shall have a security interest in Tenant's furniture, fixtures, equipment and other personal property located upon the Premises. If Landlord requests, Tenant shall provide Landlord a UCC-1 which may be filed with the appropriate state agency and in the county records of the county in which the Premises are located.

38.      WAIVER OF DEFAULT. The waiver by either Party of any default in the performance by the other of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenant contained herein. The subsequent acceptance of rent or other sums hereunder by Landlord shall not be deemed a waiver of any preceding default other than the failure of Tenant to pay the particular rent or other sum or portion thereof so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such rent or other sum.

39.      EFFECT OF CONVEYANCE. If during the term of this Lease Landlord sells or conveys its interest in the Premises or this Lease, then from and after the effective date of such sale, Landlord shall be released and discharged from any and all further obligations and responsibilities under this Lease, except those accrued of which Landlord has notice at the time of sale. Landlord shall provide Tenant with written notice of the sale of its interest in the Premises; provided, failure to provide such notice shall not defeat the release and discharge contained in this Section.

40.      NOTICES AND PLACE FOR PAYMENT OF RENT. All notices, requests, demands, and other communications hereunder shall be in writing and shall be given by (i) established express delivery service which maintains delivery records, (ii) hand delivery, or (iii)' certified or registered mail, postage prepaid, return receipt requested, to the Parties at the following addresses, or at such other address as the Parties may designate by written notice in the above manner:

To Landlord:	Rimrock Holdings, LLC

11635 S. 700 B. #100

Draper, UT 84043 Attention: Steve Broadbent

Fax No. (801) 676-0208

With a copy to:              Rimrock Holdings

P.O. Box 610
Lehi, UT 84604
Attention:
Fax No. (	).

To Tenant:	Bajio Corporation
1507 N. Freedom Blvd. #D
Provo, UT 846043
Attention:	Ryan

Fax No. (801) 375-7933

Communications may also be given by fax, provided the communication is concurrently given by one of the above methods. Notices are effective upon receipt, -or upon attempted delivery if delivery is refused or if delivery is impossible because of failure to provide a reasonable means for accomplishing delivery. Rent shall be paid to Landlord at the address set forth in this Section or as otherwise directed by Landlord.

41.	MISCELLANEOUS.

41.1     Interpretation. The captions by which the Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Whenever the context so requires, the singular shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words "Landlord," "Tenant," and "person" shall include corporations, partnerships, associations, other legal entities, and individuals. If either Party consists of more than one person, each person shall be jointly and severally liable hereunder. If any provision of this Lease shall be held to be invalid by a court, the remaining provisions shall remain in effect and shall in no way be impaired thereby.

41.2     Agreements in Writing. It is understood that there are no oral agreements between the Parties affecting this Lease, and this Lease supersedes and cancels any and all negotiations, arrangements, brochures, agreements, representations, and understandings, if any, between the Parties or displayed by Landlord and Tenant with respect to the subject matter thereof and none thereof shall be used to interpret or construe this Lease. This Lease shall be interpreted and construed only by the content hereof, and there shall be no presumption or standard of construction in favor of or against either Party.

41.3     Headings. The Section titles herein are for convenience only and do not define, limit, or construe the contents of such Sections.

41.4     Entire Instrument. All of the agreements heretofore and contemporaneously made by the Parties are contained in this Lease. Landlord has made no representation to Tenant other than those contained herein, and Tenant's reliance in entering into this Lease is based solely upon the terms, covenants, and conditions contained herein. This Lease cannot be modified in any respect except by a writing executed by Landlord and Tenant

41.5     Severability. The invalidity or unenforceability of any provision of this Lease, as determined by a court shall in no way affect the validity and enforceability of any of me remaining provisions hereof.

41.6     Choice of Law. This Lease shall be construed according to and governed by the laws of the State in which the Premises are located.

41.7     Recording. This Lease shall not be recorded, but at Landlord's request, Landlord and Tenant shall execute a memorandum of lease which shall be recorded.

41.8    Remedies Cumulative. The various rights, elections, and remedies of Landlord and Tenant contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any of the others or of any right, priority, or remedy allowed or provided for by law.

41.9     Legal Costs. In the event that either Party brings or commences a legal proceeding to enforce any of the terms of the Lease, the prevailing Party in such action shall have the right to recover reasonable attorneys' fees and costs from the other Party to be fixed by the court in the same action. The term "legal proceedings" shall include appeals from a lower court judgment as well as proceedings in-the Federal Bankruptcy Court ("Bankruptcy Court")* whether or not they are adversary proceedings or contested matters.' The "prevailing Party" (i) as used in the context of proceedings in the Bankruptcy Court means the prevailing Party in an adversary proceeding or contested matter, or any other actions taken by the non-bankruptcy Party which are reasonably necessary to protect its rights under, this Lease, and (ii) as used in the context of proceedings in any court other than the Bankruptcy Court shall mean the Party mat prevails in obtaining a remedy or relief which most nearly reflects, the remedy or relief which the Party sought; so that, for example, the prevailing Party may be a Party which is ordered to pay $100 where the obligation to pay $80 was undisputed and the claiming Party claimed that it was entitled to $1,000.

41.10   No Partnership. Landlord shall not in any way or for any purpose be deemed a partner, joint venturer, or member of any joint enterprise with Tenant

41.11   Subtenancies. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not affect a merger and shall, at Landlord's option, terminate all existing subtenancies or operate as an assignment to Landlord of any or all of such subtenancies.

41.12   Merchant's Association. If other tenants in the Shopping Center are required to and become members of a merchant's association, Tenant agrees that it will become a member of, and participate fully in, and remain in good standing in such merchant's association, organized for tenants occupying premises in the Shopping Center, and Tenant will abide by the rules, regulations, declaration and by-laws of such merchant's association. Tenant agrees to pay all dues to, and charges of, such merchant's association as established by the board of directors of such merchant's association.

41.13   Successors. Bach and every covenant and condition of this Lease shall bind and shall inure to the benefit of the Parties and their successors. Every covenant and condition of this Lease shall be binding upon all assignees, subtenants, licensees, and concessionaires of Tenant.

41.14   Independent Covenants. The Parties agree that each provision set forth herein, pursuant to which Tenant is required to pay rent shall be and is a covenant of Tenant independent of any other term, condition or covenant contained in this Lease. In the event Tenant shall claim any breach of any covenant, representation, warranty, promise, condition or term of this Lease, Tenant shall not be entitled to offset the claimed amount of damages against any rental or other payments due hereunder, it being expressly agreed that such covenant to pay such amount shall be independent of any obligation of Landlord hereunder.

41.15    Assignment of Rents and Profits. In the event of default by Tenant hereunder, including, but not limited to, a default regarding rent or other charges due hereunder, Tenant hereby grants to and confers upon Landlord the right, power and authority to collect all rents and profits received by Tenant as a result of the possession by Tenant of the Premises.- Such amounts shall include, but shall not be limited to, amounts due under sublease, license or concessionaire arrangements. Upon any such default, Landlord shall have the right to collect such rents and profits, including those past due and unpaid. Landlord's collection of such rents and profits shall not cure, waive or satisfy any default or notice of default hereunder.

41.16   Injunctive Relief. The Section of this Lease entitled "Purpose" defines the sole and only use of the Premises allowed under the terms of this Lease. In the event Tenant; any assignee, subtenant, licensee or concessionaire of Tenant utilizes the Premises or a portion of the Premises in any other manner, Landlord shall be entitled to injunctive relief enjoining such utilization of the Premises in addition to any other remedy. The Parties expressly agree that utilizing the Premises in a manner inconsistent with, in excess of, or different from the use permitted by this Lease would cause severe, material and irreparable damage to Landlord and mat injunctive relief is necessary and appropriate to provide an adequate remedy. As a result, in addition to all other legal or equitable remedies to which the Landlord is entitled, Landlord shall also be entitled to the foregoing injunctive relief.

 41.17 Waiver of Jury Trial. Landlord and Tenant each acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights to trial by jury under the constitutions of the United States and the State in which the Premises are located, and each Party hereby expressly and knowingly waives and releases all such rights to trial by jury in any action, proceeding or counterclaim brought by either Party against the other (or against their officers, directors, employees, agents or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease and any dispute arising from or connected with such matter shall not be tried by jury.

41.18   Confidentiality. In the event of a dispute under this Lease, the Landlord and Tenant agree to keep both the substance and the existence of such dispute confidential except as such disclosure to third persons or entities is: (i) reasonably required to. defend or prosecute such dispute; pr (ii) required by law. Landlord and Tenant agree to exercise commercially reasonable efforts to maintain the confidentiality of, and not intentionally disclose; the business terms of this Lease, other than (a) as required by law, (b) to attorneys, accountants and other professionals, and (c) to entities controlling, controlled by, or under common control with Landlord or Tenant; provided, however, that Landlord may disclose the terms of this Lease to any individual or entity acquiring the Landlord's interest in the Premises or all or any part of the Shopping Center.

41.19   Lease Guaranty. Concurrently with the execution of this Lease; Tenant shall obtain and provide to Landlord a Lease Guaranty, in substantially the form attached hereto as Exhibit "E", signed and acknowledged by the "Guarantor" described therein, whereby the "Guarantor" guarantees payment and performance of the obligations of the Tenant under this Lease. If Tenant fails to provide such Lease Guaranty as required in this Article, Landlord may terminate this Lease at any time upon delivery of written notice to Tenant, with such termination being effective immediately upon Tenant's receipt of such notice.

THE SUBMISSION OF THIS LEASE FOR EXAMINATION OR ITS NEGOTIATION OR THE NEGOTIATION OF THE TRANSACTION DESCRIBED HERBLN DOES NOT CONSTITUTE AN OFFER TO LEASE, AND THE EXECUTION OF THIS LEASE BY TENANT DOES NOT CONSTITUTE A BINDING CONTRACT UNTIL SUCH TIME AS THIS LEASE HAS BEEN BXECUTED BY [AUTHORIZED OFFICERS OF] LANDLORD. THE PARTIES ACKNOWLEDGE AND AGREE THAT NO NEGOTIATIONS, DOCUMENT DRAFTS OR EXECUTION OF THIS LEASE BY TENANT SHALL GIVE RISE TO ANY RIGHTS IN TENANT TO TAKE ANY ACTION IN RELIANCE UPON THIS LEASB OR TO OTHERWISE ANTICIPATE OR EXPECT THAT LANDLORD WILL SIGN THIS LEASE UNTIL IT IS IN FACT SIGNED AND DELIVERED TO BOTH OR ALL PARTIES.

Remainder of Page is Intentionally left Blank

IN WITNESS WHEREOF, the Parties have executed this Lease as of the day and year first above written.

LANDLORD:

Rimrock Holdings, LLC_,

a Utah Limited Liability Company

By:

Its: Managing Member

X /s/ Mark (Not Legible)

Mark (not legible)

TENANT ACKNOWLEDGES THAT BEFORE SIGNED THIS LEASE IT HAS THOROUGHLY REVIEWED THIS LEASE, REVIEWED THIS LEASE WITH COUNSEL, UNDERSTANDS IT MAY BE JOINTLY AND SEVERALLY LIABLE WITH OTHERS FOR THE OBUGATIONS SET FORTH HEREIN, THAT IT MAY BE WAIVING CERTAIN RIGHTS, AND AGREES TO ABIDE BY ALL TERMS AND PROVISIONS OF THIS LEASE (INCLUDING WITHOUT LIMITATION, THE PROVISIONS OF THE SECTIONS ENTITLED "ASSIGNMENT, SUBLETTING, AND ENCUMBRANCES", "CONDITION OF THE PREMISES", AND "WAIVER OF JURY TRIAL").

TENANT:

Bajio Corporation,

a LLC

By: /s/ Ryan Overton

Its: ___________

EXHIBIT B

LANDLORD'S WORK

Landlord, at Landlord's cost, shall provide the building "Gray" shell, which shall include the following:

1. Roof,
2. Exterior walls,
3. Demising walls (walls to be skeleton only not to include any drywall or finishes),
4. Floor of smooth concrete with 21' "leave out" in back of Premises,
5. Electrical service to the unit with a 200 amp 120/208 three phase service with a 42-circuit electrical panel (any upgrade in amperage to unit to be at Tenant's sole cost),
6. HVAC, 5 ton unit, but not less than 1 ton per 250 square feet (any additional tonnage to be at Tenant's sole cost),
7. Clear anodized aluminum storefront,
8. Water service and sanitary service to the unit,
9. Rear hollow metal door service, and
10. Schematic drawings or CAD of premises.

In addition to the above, Landlord shall provide Tenant with an allowance of $30 SF for a total of sixty nine thousand U.S. Dollars ($69,000.00) which will be paid to Tenant at the completion of their build out. All other costs and expenses not specifically mentioned above to be paid by Tenant.

Exhibit B - Page 1 of ___

389109.1

_______ (CITY), _______ (STATE)